                                                                 Exhibit 10.10.2

                                 FIRST AMENDMENT
                                     TO THE
               KANSAS CITY SOUTHERN 401(k) AND PROFIT SHARING PLAN
                (As Amended and Restated Effective April 1, 2002)

     The Kansas City Southern 401(k) and Profit Sharing Plan, as amended and restated effective April 1, 2002, (the "Plan"), is hereby amended by the sponsor of the Plan, Kansas City Southern, effective January 1, 2003, to the extent of substituting the figure "5%" for the figure "3%" in the paragraph defining deferral contributions eligible for the 100% matching contribution, such that said paragraph in Section 3.01(A) of the Plan will state as follows effective January 1, 2003:

          Eligible Contributions. Under the matching contribution formula, a Participant's "eligible contributions" are the deferral contributions allocated to the Participant not in excess of 5% of the Participant's Compensation (as defined in Section 1.10 after modification by Section 12.01) for the Plan Year. Eligible contributions do not include deferral contributions that are excess deferrals under Section 12.03. For this purpose: (a) excess deferrals relate first to deferral contributions for the Plan Year not otherwise eligible for a matching contribution; and (b) if the Plan Year is not a calendar year, the excess deferrals for a Plan Year are the last deferrals made for a calendar year.

     IN WITNESS WHEREOF, Kansas City Southern has executed this First Amendment in Kansas City, Missouri as of this 10th day of January, 2003.

                                                     KANSAS CITY SOUTHERN


                                                      By:  /s/ Eric B. Freestone
                                                         -----------------------